JOHN HANCOCK INSTITUTIONAL SERIES TRUST

            John Hancock Independence Diversified Core Equity Fund II


                            Amendment of Section 5.11
                                       and
                           Abolition of Class P Shares
                            of Beneficial Interest of
            John Hancock Independence Diversified Core Equity Fund II
               a Series of John Hancock Institutional Series Trust


                           Abolition of Class P Shares
                           ---------------------------

         The undersigned, being a majority of the Trustees of John Hancock Institutional Series Trust, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated June 6, 2000, as amended from time to time (the "Declaration of Trust"), on behalf of its series John Hancock Independence Diversified Core Equity Fund II (the "Fund"), do hereby abolish the class of shares of beneficial interest of the Fund previously established and designated as "Class P Shares" and in connection therewith do hereby extinguish all rights and preferences of such Class P Shares as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Class P shares of the Fund is effective September 13, 2001.


                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Institutional Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated June 6, 2000, as amended from time to time (the "Declaration of Trust"), do hereby amend Section 5.11, effective September 13, 2001, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without limiting the authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
                  John Hancock Small Capitalization Value Fund, John Hancock Core Growth Fund, John Hancock Core Value Fund, and John Hancock Focused Small Cap Growth Fund, each of which consists of Class A Shares, Class B Shares, Class C Shares, and Class I Shares; John Hancock Independence Diversified Core Equity Fund II, consisting of Class I Shares; and John Hancock Active Bond Fund, John Hancock Dividend Performers Fund, John Hancock Independence Balanced Fund, John Hancock Medium Capitalization Growth Fund, John Hancock International Equity Fund, and John Hancock Independence Medium Capitalization Fund, each consisting of a single class of shares (the "Existing Series").

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 12th day of September 2001.


/s/James F. Carlin                                      /s/Charles L. Ladner
------------------                                      --------------------
James F. Carlin                                         Charles L. Ladner

/s/William H. Cunningham                                /s/Steven R. Pruchansky
------------------------                                -----------------------
William H. Cunningham                                   Steven R. Pruchansky

/s/John M. DeCiccio                                     /s/Norman H. Smith
-------------------                                     ------------------
John M. DeCiccio                                        Norman H. Smith

/s/Ronald R. Dion                                       /s/John P. Toolan
-----------------                                       -----------------
Ronald R. Dion                                          John P. Toolan

/s/Maureen R. Ford
------------------
Maureen R. Ford


         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

STATE OF MASSACHUSETTS   )
                         )ss
COUNTY OF SUFFOLK        )



         Then personally appeared the above-named James F. Carlin, William H. Cunningham, John M. DeCiccio, Ronald R. Dion, Maureen R. Ford, Charles L. Ladner, Steven R. Pruchansky, Norman H. Smith, and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 13th day of September, 2001.


                                    /s/Erika L Nager
                                    ----------------
                                    Notary Public

                                    My Commission Expires: June 14, 2007
                                                           -------------


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